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                                                                    Exhibit 99.1

                   SYNTEL APPOINTS NEW CHIEF FINANCIAL OFFICER

TROY, Mich. - May 6, 2005 - Syntel, Inc., a global information technology services company, today named corporate finance veteran Revathy Ashok, to the position of Chief Financial Officer (CFO), effective immediately.

The position had been previously held by Keshav Murugesh. Murugesh was promoted to COO in October 2004 and continued to perform CFO duties until a replacement was appointed.

As CFO of Syntel, Revathy will oversee all global finance functions and have direct responsibility for leading all corporate accounting, tax, and treasury activities. Revathy joins Syntel's Leadership Team and will report directly to company CEO Bharat Desai.

"We are pleased to have Revathy join the Syntel team in this key role," said Bharat Desai. "Syntel has a long history of strong financial performance and Revathy brings a track record of strong financial discipline and extremely profitable operations to Syntel. Her deep experience in global finance, strategy, alliances and joint ventures is invaluable to the Company and our plans for future growth."

"I am very excited to join Syntel at this time of growth and unlimited potential," Revathy said. "I am impressed with Syntel's culture, market position, strong management team, and commitment to customer satisfaction. I look forward to contributing to our accelerated growth and continued success in the ITO and BPO sectors."

Revathy joins Syntel from Microland Group, a privately-held IT infrastructure management services company. Since 2001, she has served as Executive Vice President and Group Chief Financial Officer, responsible for finance & accounting, treasury, taxation, risk management, strategic direction, and investor relations functions of Microland and its subsidiaries. She also provided strategic direction to the Group's plans for future growth - both organic and through strategic alliances, partnerships, synergistic acquisitions and other investment opportunities. Most recently she negotiated a successful funding round of $7.3 million for the company and another funding round of $2 million for a group company both from a combination of leading U.S.-based and Indian venture capitalists and investors.

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From 1993 to 2001, Revathy served as Director Business Development and Financial
Controller for an Indian subsidiary of a large U.S. electronic components manufacturing corporation.

Revathy holds a Post-Graduate Diploma in Management from the Indian Institute of Management, Bangalore, where she was a gold medalist in her stream of specialization, and a Bachelor of Science degree from Mount Carmel College, Bangalore.


ABOUT SYNTEL, INC.
Syntel (NASDAQ: SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine's "Best 200 Small Companies in America," Syntel has more than 4,700 employees worldwide, is assessed at Level 5 of the SEI's CMM, BS 7799-2:2002 as well as ISO 9001:2000 certified. To learn more, visit us at www.syntelinc.com.


Safe Harbor Provision
This news release includes forward-looking statements, including with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Annual Form 10-K document dated March 15, 2005. Factors that could cause results to differ materially from those set forth above include general trends and developments in the information technology industry, which is subject to rapid technological changes, and the Company's concentration of sales in a relatively small number of large customers, as well as intense competition in the information technology industry, which the Company believes will increase.

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